Charter Announces Second Quarter 2026 Results

Stamford, Connecticut - July 24, 2026 - Charter Communications, Inc. (along with its subsidiaries, the “Company” or “Charter”), which operates the Spectrum brand, today reported financial and operating results for the three and six months ended June 30, 2026.

•Second quarter Spectrum MobileTM lines increased by 406,000 and by 1.7 million over the last twelve months. As of June 30, 2026, Charter served 12.5 million mobile lines.

•During the second quarter, Spectrum Internet® customers declined by 172,000. As of June 30, 2026, Charter served 29.4 million Internet customers.

•Video customers decreased by 21,000 in the second quarter and declined by 107,000, or 0.8%, over the last twelve months. As of June 30, 2026, Charter served 12.5 million video customers.

•As of June 30, 2026, customer relationships totaled 31.5 million and connectivity customers totaled 30.4 million.

•Second quarter revenue of $13.5 billion declined 1.7% year-over-year, primarily driven by lower residential video revenue.

•Net income attributable to Charter shareholders totaled $1.3 billion in the second quarter.

•Second quarter Adjusted EBITDA1 of $5.4 billion declined 4.3% year-over-year and by 3.2% excluding transition expenses.

•Second quarter capital expenditures totaled $2.9 billion.

•Second quarter net cash flows from operating activities of $3.9 billion vs. $3.6 billion in the prior year.

•Second quarter free cash flow1 of $969 million declined $77 million versus the prior year, primarily due to an unfavorable change in accrued expenses related to capital expenditures, partly offset by higher operating cash flow.

•During the second quarter, Charter purchased 4.0 million shares of Charter Class A common stock for $838 million and $1.2 billion in aggregate principal amount of Charter Communications Operating, LLC and CCO Holdings, LLC notes under an open market repurchase program for $1.0 billion in cash.

"We operate in a competitive environment across all of our products, and our strategy for growing connectivity services is simple -- deliver the best products, at the best overall value, with the best service,” said Chris Winfrey, President and CEO of Charter. “We look forward to delivering the benefits of that strategy to Cox's customers and communities after the transaction closes. As the nation’s leading provider of converged connectivity services, Spectrum will have additional scale to develop new products with industry and technology partners. And by saving customers money with Spectrum products, serviced by 100% US-based employees -- we will drive customer and shareholder value for years to come.”

1.Adjusted EBITDA and free cash flow are non-GAAP measures defined in the “Use of Adjusted EBITDA and Free Cash Flow Information” section and are reconciled to net income attributable to Charter shareholders and net cash flows from operating activities, respectively, in the addendum of this news release.

Key Operating Results

	Approximate as of
	June 30, 2026 (d)	June 30, 2025 (d)	Y/Y Change
Footprint
Estimated Passings (e)	58,981	57,540	2.5%
Customer Relationships (f)
Residential	29,276	29,819	(1.8)%
Small Business	2,223	2,241	(0.8)%
Total Customer Relationships	31,499	32,060	(1.7)%

Residential	(176)	(95)	(81)
Small Business	(8)	(5)	(3)
Total Customer Relationships Quarterly Net Additions	(184)	(100)	(84)

Total Customer Relationship Penetration of Estimated Passings (g)	53.4%	55.7%	(2.3) ppts

Monthly Residential Revenue per Residential Customer (h)	$117.52	$119.70	(1.8)%
Monthly Small Business Revenue per Small Business Customer (i)	$165.27	$162.91	1.4%
Residential Customer Relationships Penetration (j)
One Product Penetration	47.4%	48.7%	(1.3) ppts
Two Product Penetration	35.1%	33.8%	1.3 ppts
Three or More Product Penetration	17.6%	17.5%	0.1 ppts
Connectivity (k)
Residential	28,306	28,705	(1.4)%
Small Business	2,069	2,076	(0.4)%
Total Connectivity Customers	30,375	30,781	(1.3)%

Residential	(140)	(53)	(87)
Small Business	(5)	(4)	(1)
Total Connectivity Quarterly Net Additions	(145)	(57)	(88)
Internet
Residential	27,358	27,868	(1.8)%
Small Business	2,030	2,040	(0.5)%
Total Internet Customers	29,388	29,908	(1.7)%

Residential	(166)	(111)	(55)
Small Business	(6)	(5)	(1)
Total Internet Quarterly Net Additions	(172)	(116)	(56)
Mobile Lines (l)
Residential	12,099	10,502	15.2%
Small Business	441	354	24.4%
Total Mobile Lines	12,540	10,856	15.5%

Residential	385	471	(86)
Small Business	21	20	1
Total Mobile Lines Quarterly Net Additions	406	491	(85)
Video (m)
Residential	12,010	12,087	(0.6)%
Small Business	514	544	(5.4)%
Total Video Customers	12,524	12,631	(0.8)%

Residential	(11)	(73)	62
Small Business	(10)	(7)	(3)
Total Video Quarterly Net Additions	(21)	(80)	59
Voice
Residential	4,494	5,161	(12.9)%
Small Business	1,200	1,225	(2.1)%
Total Voice Customers	5,694	6,386	(10.8)%
Mid-Market & Large Business (n)
Mid-Market & Large Business Primary Service Units ("PSUs")	364	350	3.9%
Mid-Market & Large Business Quarterly Net Additions	4	6	(2)
In thousands, except per customer and penetration data. See footnotes to unaudited summary of operating statistics on page 7 of the addendum of this news release. The footnotes contain important disclosures regarding the definitions used for these operating statistics. All percentages are calculated using whole numbers. Minor differences may exist due to rounding.

Second quarter total Internet customers decreased by 172,000, compared to a decline of 116,000 during the second quarter of 2025. Spectrum Internet delivers the most reliable Internet1, and the Company is evolving its connectivity network to offer symmetrical and multi-gigabit Internet speeds across its entire footprint and has launched symmetrical Internet service in several markets. Spectrum expects to complete its network evolution initiative in 2027. In February 2026, Spectrum launched its Invincible WiFiTM product, a tri-band advanced WiFi 7 router that integrates 5G cellular and battery backup to keep customers seamlessly and fully connected during a power outage or network disruption. In the first quarter, Spectrum launched its $1,000 savings guarantee; new or existing Spectrum Internet customers switching two or more mobile lines from Verizon, AT&T or T-Mobile are now guaranteed $1,000 of savings in their first year, or Spectrum will cover the difference.

During the second quarter of 2026, Charter added 406,000 total mobile lines, compared to growth of 491,000 during the second quarter of 2025. Spectrum Mobile has faster wireless speeds than the competition (AT&T, T-Mobile, Verizon).2 Spectrum Mobile is central to Charter's converged network strategy to provide customers a differentiated connectivity experience with highly competitive, simple data plans and pricing.

Total video customers decreased by 21,000 in the second quarter of 2026, compared to a decline of 80,000 in the second quarter of 2025, with the improvement driven by simplified pricing and packaging and benefits from the inclusion of programmers' streaming applications in Spectrum's expanded basic video packages. As of June 30, 2026, Charter had 12.5 million total video customers.

Spectrum TV Select video customers now receive up to approximately $127 per month of programmers' streaming application retail value at no extra cost, including the ad-supported versions of Disney+, Hulu, ESPN Unlimited, HBO Max, Paramount+, Peacock, AMC+, ViX, Tennis Channel, Fox One and Discovery+. Beginning in June 2026, Spectrum customers can purchase ad-supported and ad-free versions of Netflix through the Spectrum App Store. The Spectrum App Store is an innovative digital marketplace where Spectrum TV customers can activate, manage and upgrade the streaming apps included with their video plans. The Spectrum App Store also allows Spectrum customers without a traditional TV package to purchase and manage streaming apps à la carte.

During the second quarter of 2026, total wireline voice customers declined by 178,000, compared to a decline of 220,000 in the second quarter of 2025. As of June 30, 2026, Charter had 5.7 million total wireline voice customers.

Charter continues to work with federal, state and local governments to bring Spectrum Internet to unserved and underserved communities. During the second quarter of 2026, Charter activated 127,000 subsidized rural passings. Within Charter's subsidized rural footprint, total customer relationships increased by 47,000 in the second quarter of 2026.

1.Most reliable Internet claim based on Broadband Reliability Experience among top 5 national providers in Opensignal USA: Fixed Broadband Experience Report – May 2026. Based on Opensignal independent analysis of Internet connectivity, completion, and sufficiency.
2.Based on Download Speeds among top 5 national providers in Opensignal USA, Converged Experience, April 2026.

Second Quarter Financial Results
(in millions)

	Three Months Ended June 30,
	2026	2025	% Change
Revenues:
Internet	$5,776	$5,969	(3.2)%
Mobile service	1,095	921	18.9%
Connectivity	6,871	6,890	(0.3)%
Video	3,149	3,488	(9.7)%
Voice	331	346	(4.5)%
Residential revenue	10,351	10,724	(3.5)%
Small business	1,104	1,096	0.7%
Mid-market & large business	761	740	2.8%
Commercial revenue	1,865	1,836	1.5%
Advertising sales	416	371	12.3%
Other	894	835	7.1%
Total Revenues	$13,526	$13,766	(1.7)%

Net income attributable to Charter shareholders	$1,292	$1,301	(0.7)%
Net income attributable to Charter shareholders margin	9.6%	9.4%

Adjusted EBITDA[1]	$5,449	$5,693	(4.3)%
Adjusted EBITDA margin	40.3%	41.4%

Capital expenditures	$2,871	$2,874	(0.1)%

Net cash flows from operating activities	$3,925	$3,600	9.0%
Free cash flow[1]	$969	$1,046	(7.4)%

All percentages are calculated using whole numbers. Minor differences may exist due to rounding.

1.Adjusted EBITDA and free cash flow are non-GAAP measures defined in the “Use of Adjusted EBITDA and Free Cash Flow Information” section and are reconciled to net income attributable to Charter shareholders and net cash flows from operating activities, respectively, in the addendum of this news release.

Revenues

Second quarter revenue decreased by 1.7% year-over-year to $13.5 billion, driven by lower residential video revenue mostly due to higher costs allocated to programmer streaming applications and netted within video revenue and lower residential Internet revenue, partly offset by an increase in residential mobile service revenue, higher mobile device revenue and higher advertising sales revenue. Excluding advertising sales revenue and costs allocated to programmer streaming applications and netted within video revenue, second quarter total revenue declined by 0.8% year-over-year.

Residential revenue totaled $10.4 billion in the second quarter, a decrease of 3.5% year-over-year, driven by a year-over-year decline in residential customers of 1.8% and a decrease in monthly residential revenue per residential customer of 1.8%. Excluding costs allocated to programmer streaming applications and netted within video revenue, residential revenue declined by 1.8%.

Second quarter 2026 monthly residential revenue per residential customer totaled $117.52, a decrease of 1.8% compared to the prior year period. The decline was driven by $251 million of costs allocated to programmer streaming applications and netted within video revenue versus $67 million in the prior year period, pricing and packaging mix within Charter's customer base and a decline in video customers during the last year, partly offset by the growth of Spectrum Mobile. Excluding costs allocated to programmer streaming applications and netted within video revenue, monthly residential revenue per residential customer decreased 0.1% compared to the prior year period.

Internet revenue declined 3.2% year-over-year to $5.8 billion, driven by a decline in Internet customers year-over year and pricing and packaging mix within Charter's customer base, partly offset by more favorable bundled revenue allocation year-over-year.

Second quarter mobile service revenue totaled $1.1 billion, an increase of 18.9% year-over-year, driven by mobile line growth and rate adjustments.

Video revenue totaled $3.1 billion in the second quarter, a decrease of 9.7% compared to the prior year period, driven by a higher mix of lower priced video packages within Charter's video customer base, $251 million of costs allocated to programmer streaming applications and netted within video revenue versus $67 million in the prior year period, more unfavorable bundled revenue allocation year-over-year and a decline in video customers during the last year, partly offset by promotional rate step-ups and video rate adjustments that pass through programmer rate increases.

Voice revenue decreased by 4.5% year-over-year to $331 million, driven by a decline in wireline voice customers, partly offset by voice rate adjustments.

Commercial revenue increased by 1.5% year-over-year to $1.9 billion, driven by mid-market and large business revenue growth of 2.8% year-over-year and an increase in small business revenue of 0.7%. Mid-market and large business revenue excluding wholesale increased by 3.5% year-over-year, mostly reflecting PSU growth. The year-over-year increase in second quarter 2026 small business revenue was driven by a 1.4% increase year-over-year in monthly small business revenue per small business customer, partly offset by a decline of 0.8% in small business customer relationships year-over-year.
Second quarter advertising sales revenue of $416 million increased by 12.3% compared to the year-ago quarter, primarily driven by higher political revenue. Excluding political revenue in both periods, advertising sales revenue decreased by 4.6% year-over-year driven by lower linear advertising revenue, partly offset by higher streaming advertising revenue.

Other revenue totaled $894 million in the second quarter, an increase of 7.1% compared to the second quarter of 2025, primarily driven by higher mobile device sales, partly offset by a $45 million one-time benefit in the prior year period.

Operating Costs and Expenses

Second quarter total operating costs and expenses were flat year-over-year at $8.1 billion, primarily driven by lower programming costs, offset by higher other costs of revenue and higher transition expenses.

Second quarter programming costs decreased by $218 million, or 9.7% as compared to the second quarter of 2025, reflecting $251 million of costs allocated to programmer streaming applications and netted within video revenue versus $67 million in the prior year period, a higher mix of lower cost packages within Charter's video customer base and fewer video customers, partly offset by contractual programming rate increases and renewals.

Other costs of revenue increased by $186 million, or 11.3% year-over-year, primarily driven by higher mobile device sales, higher mobile service direct costs and higher advertising sales costs given higher political revenue.

Field and technology operations expenses increased by $21 million, or 1.6% year-over-year, primarily driven by higher vehicle fuel costs and medical expenses.

Customer operations expenses increased by $8 million, or 1.1% year-over-year, driven by medical expenses.

Marketing and residential sales expenses decreased by $31 million or 3.1% year-over-year, due to lower marketing expenses from cost savings, despite higher marketing activity.

Transition expenses represent incremental costs incurred to prepare for the integration of the previously announced Cox transaction.

Other expenses decreased by $27 million, or 2.5% as compared to the second quarter of 2025, primarily driven by lower professional services expense.

Net Income Attributable to Charter Shareholders

Net income attributable to Charter shareholders totaled $1.3 billion in the second quarter of 2026 and 2025, with lower Adjusted EBITDA offset by a gain on extinguishment of debt related to open market debt repurchases in the second quarter of 2026.

Net income per basic common share attributable to Charter shareholders totaled $10.76 in the second quarter of 2026 compared to $9.41 during the same period last year. The increase was primarily the result of a 13.1% decrease in basic weighted average common shares outstanding versus the prior year period.

Adjusted EBITDA

Second quarter Adjusted EBITDA of $5.4 billion declined by 4.3% year-over-year, reflecting a decline in revenue of 1.7%, while operating costs and expenses remained flat. Excluding transition expenses, Adjusted EBITDA declined 3.2% year-over-year.

Capital Expenditures

Capital expenditures totaled $2.9 billion in the second quarter of 2026, in-line with the prior year period, with lower line extension spend offset by higher upgrade/rebuild (primarily network evolution).

Charter continues to expect full year 2026 capital expenditures, excluding impacts from the previously announced Cox transaction, to total approximately $11.4 billion. The actual amount of capital expenditures in 2026 will depend on a number of factors including, but not limited to, the pace of Charter's network evolution and expansion initiatives, supply chain timing and growth rates in Charter's residential and commercial businesses.

Cash Flow and Free Cash Flow

During the second quarter of 2026, net cash flows from operating activities totaled $3.9 billion, an increase from $3.6 billion in the prior year. The year-over-year increase was primarily due to lower cash taxes, partly offset by lower Adjusted EBITDA.

Free cash flow in the second quarter of 2026 totaled $969 million, a decrease of $77 million compared to the second quarter of 2025. The year-over-year decrease in free cash flow was driven by an unfavorable change in accrued expenses related to capital expenditures, partly offset by higher net cash flows from operating activities.

Liquidity & Financing

As of June 30, 2026, total principal amount of debt was $93.8 billion and Charter's credit facilities provided approximately $3.7 billion of additional liquidity in excess of Charter's $509 million cash position.

During the three months ended June 30, 2026, Charter purchased $1.2 billion in aggregate principal amount of various Charter Communications Operating, LLC and CCO Holdings, LLC notes under an open market repurchase program for $1.0 billion in cash.

Share Repurchases

During the three months ended June 30, 2026, Charter purchased 4.0 million shares of Charter Class A common stock for $838 million.

Webcast

Charter will host a webcast on Friday, July 24, 2026 at 8:00 a.m. Eastern Time (ET) related to the contents of this release.

The webcast can be accessed live via the Company's investor relations website at ir.charter.com. Participants should go to the webcast link no later than 10 minutes prior to the start time to register. The webcast will be archived at ir.charter.com two hours after completion of the webcast.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, which will be posted on the “Results & SEC Filings” section of the Company's investor relations website at ir.charter.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available in the “Results & SEC Filings” section.

Use of Adjusted EBITDA and Free Cash Flow Information

The Company uses certain measures that are not defined by U.S. generally accepted accounting principles ("GAAP") to evaluate various aspects of its business. Adjusted EBITDA and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income attributable to Charter shareholders and net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA and free cash flow are reconciled to net income attributable to Charter shareholders and net cash flows from operating activities, respectively, in the Addendum to this release.

Adjusted EBITDA is defined as net income attributable to Charter shareholders plus net income attributable to noncontrolling interest, net interest expense, income taxes, depreciation and amortization, stock compensation expense, other income (expenses), net and other operating (income) expenses, net, such as special charges, merger and acquisition costs and (gain) loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company's businesses as well as other non-cash or special items, and is unaffected by the Company's capital structure or investment activities. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. These costs are evaluated through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

Management and Charter's board of directors use Adjusted EBITDA and free cash flow to assess Charter's performance and its ability to service its debt, fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the leverage ratio calculation under the Company's credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the SEC). For the purpose of calculating compliance with leverage covenants, the Company uses Adjusted EBITDA, as presented, excluding certain expenses paid by its operating subsidiaries to other Charter entities. The Company's debt covenants refer to these expenses as management fees, which were $336 million and $702 million for the three and six months ended June 30, 2026, respectively, and $366 million and $732 million for the three and six months ended June 30, 2025, respectively.

About Charter
Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband connectivity company with services available to nearly 59 million homes and small to large businesses across 41 states through its Spectrum brand. Founded in 1993, Charter has evolved from providing cable TV to streaming, and from high-speed Internet to a converged broadband, WiFi and mobile experience. Over the Spectrum Fiber Broadband Network and supported by our 100% U.S.-based employees, the Company offers Seamless Connectivity and Entertainment with Spectrum Internet®, Mobile, TV and Voice products.

More information about Charter can be found at corporate.charter.com.

# # #

Contact:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” "future," “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” "initiatives," “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” "grow," "focused on" and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in our annual report on Form 10-K, and in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•our ability to sustain and grow revenues and cash flow from operations by offering Internet, mobile, video, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our service areas and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;
•the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite ("DBS") operators, wireless and satellite broadband and telephone providers, digital subscriber line (“DSL”) providers, fiber to the home providers and providers of video content over broadband Internet connections;
•general business conditions, unemployment levels and the level of activity in the housing sector and economic uncertainty or downturn;
•our ability to develop and deploy new products and technologies including consumer services and service platforms;
•any events that disrupt our networks, information systems or properties and impair our operating activities or our reputation;
•the effects of governmental regulation on our business including subsidies to consumers, subsidies and incentives for competitors, costs, disruptions and possible limitations on operating flexibility related to, and our ability to comply with, regulatory conditions applicable to us;
•our ability to procure necessary services and equipment from our vendors in a timely manner and at reasonable costs including in connection with our network evolution and rural construction initiatives;
•our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents and distribution requirements);
•the ability to hire and retain key personnel;
•the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;
•our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;
•our ability to satisfy the conditions to consummate the Liberty Broadband Combination and/or the Cox Transactions and/or to consummate the Liberty Broadband Combination and/or the Cox Transactions in a timely manner or at all;
•the risks related to us being restricted in the operation of our business while the Liberty Broadband Merger Agreement and the Cox Communications Transaction Agreement are in effect;

•other risks related to the Liberty Broadband Combination as described in the definitive joint proxy statement/prospectus with respect to the Liberty Broadband Combination, filed by Charter on January 22, 2025, including the sections entitled “Risk Factors” and “Where You Can Find More Information” included therein; and
•other risks related to the Cox Transactions as described in the definitive proxy statement with respect to the Cox Transactions, filed by Charter on July 2, 2025, including the sections entitled “Risk Factors” and “Where You Can Find More Information” included therein.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,		Last Twelve Months Ended June 30,
	2026	2025	2026	2025	2026	2025
Net income attributable to Charter shareholders	$1,292	$1,301	$2,455	$2,518	$4,924	$5,264
Plus: Net income attributable to noncontrolling interest	232	194	432	386	825	790
Interest expense, net	1,276	1,263	2,532	2,504	5,070	5,089
Income tax expense	475	414	940	859	1,773	1,635
Depreciation and amortization	2,197	2,176	4,408	4,357	8,762	8,670
Stock compensation expense	138	157	341	379	635	663
Other, net	(161)	188	(22)	453	349	752
Adjusted EBITDA (a)	$5,449	$5,693	$11,086	$11,456	$22,338	$22,863

Net cash flows from operating activities	$3,925	$3,600	$8,229	$7,836	$16,470	$15,201
Less: Purchases of property, plant and equipment	(2,871)	(2,874)	(5,726)	(5,273)	(12,112)	(10,898)
Change in accrued expenses related to capital expenditures	(85)	320	(162)	47	377	910
Free cash flow (a)	$969	$1,046	$2,341	$2,610	$4,735	$5,213

The above schedule is presented in order to reconcile Adjusted EBITDA and free cash flow, non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

UNAUDITED ALTERNATIVE PRESENTATION OF ADJUSTED EBITDA
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
REVENUES:
Internet	$5,776	$5,969	(3.2)%	$11,628	$11,899	(2.3)%
Mobile service	1,095	921	18.9%	2,147	1,835	17.0%
Connectivity	6,871	6,890	(0.3)%	13,775	13,734	0.3%
Video	3,149	3,488	(9.7)%	6,401	7,068	(9.4)%
Voice	331	346	(4.5)%	669	702	(4.7)%
Residential revenue	10,351	10,724	(3.5)%	20,845	21,504	(3.1)%
Small business	1,104	1,096	0.7%	2,194	2,184	0.4%
Mid-market & large business	761	740	2.8%	1,510	1,474	2.4%
Commercial revenue	1,865	1,836	1.5%	3,704	3,658	1.2%
Advertising sales	416	371	12.3%	774	711	9.0%
Other	894	835	7.1%	1,800	1,628	10.6%
Total Revenues	13,526	13,766	(1.7)%	27,123	27,501	(1.4)%

COSTS AND EXPENSES:
Programming	2,035	2,253	(9.7)%	4,123	4,555	(9.5)%
Other costs of revenue	1,837	1,651	11.3%	3,602	3,235	11.3%
Field and technology operations	1,313	1,292	1.6%	2,571	2,574	(0.1)%
Customer operations	785	777	1.1%	1,551	1,549	0.2%
Marketing and residential sales	927	958	(3.1)%	1,846	1,907	(3.2)%
Transition expenses (b)	65	—	n/a	89	—	n/a
Other expense (c)	1,115	1,142	(2.5)%	2,255	2,225	1.3%
Total operating costs and expenses (c)	8,077	8,073	—%	16,037	16,045	(0.1)%

Adjusted EBITDA (a)	$5,449	$5,693	(4.3)%	$11,086	$11,456	(3.2)%

All percentages are calculated using whole numbers. Minor differences may exist due to rounding. See footnotes on page 7.
Addendum to Charter Communications, Inc. Second Quarter 2026 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUES	$13,526	$13,766	$27,123	$27,501

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	8,215	8,230	16,378	16,424
Depreciation and amortization	2,197	2,176	4,408	4,357
Other operating expenses, net	51	81	66	204
	10,463	10,487	20,852	20,985
Income from operations	3,063	3,279	6,271	6,516

OTHER INCOME (EXPENSES):
Interest expense, net	(1,276)	(1,263)	(2,532)	(2,504)
Other income (expenses), net	212	(107)	88	(249)
	(1,064)	(1,370)	(2,444)	(2,753)
Income before income taxes	1,999	1,909	3,827	3,763
Income tax expense	(475)	(414)	(940)	(859)
Consolidated net income	1,524	1,495	2,887	2,904
Less: Net income attributable to noncontrolling interests	(232)	(194)	(432)	(386)
Net income attributable to Charter shareholders	$1,292	$1,301	$2,455	$2,518

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHARTER SHAREHOLDERS:
Basic	$10.76	$9.41	$20.00	$18.00
Diluted	$10.66	$9.18	$19.81	$17.59
Weighted average common shares outstanding, basic	120,121,017	138,205,810	122,789,924	139,889,251
Weighted average common shares outstanding, diluted	121,255,667	141,684,415	123,969,262	143,098,493

Addendum to Charter Communications, Inc. Second Quarter 2026 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	June 30,	December 31
	2026	2025
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$509	$477
Accounts receivable, net	3,651	3,680
Prepaid expenses and other current assets	813	987
Total current assets	4,973	5,144

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	47,955	46,444
Customer relationships, net	238	440
Franchises	67,471	67,471
Goodwill	29,710	29,710
Total investment in cable properties, net	145,374	144,065

OTHER NONCURRENT ASSETS	5,271	5,004

Total assets	$155,618	$154,213

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable, accrued and other current liabilities	$12,779	$12,556
Current portion of long-term debt	999	750
Total current liabilities	13,778	13,306

LONG-TERM DEBT	92,960	94,006
EQUIPMENT INSTALLMENT PLAN FINANCING FACILITY	1,596	1,447
DEFERRED INCOME TAXES	20,237	19,841
OTHER LONG-TERM LIABILITIES	5,146	5,094

SHAREHOLDERS' EQUITY:
Controlling interest	16,952	16,054
Noncontrolling interests	4,949	4,465
Total shareholders' equity	21,901	20,519

Total liabilities and shareholders' equity	$155,618	$154,213

Addendum to Charter Communications, Inc. Second Quarter 2026 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$1,524	$1,495	$2,887	$2,904
Adjustments to reconcile consolidated net income to net cash flows from operating activities:
Depreciation and amortization	2,197	2,176	4,408	4,357
Stock compensation expense	138	157	341	379
Noncash interest, net	6	7	12	15
Deferred income taxes	203	(53)	417	(80)
Other, net	(212)	117	(86)	350
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(141)	(238)	(136)	(286)
Prepaid expenses and other assets	(3)	66	4	(169)
Accounts payable, accrued liabilities and other	213	(127)	382	366
Net cash flows from operating activities	3,925	3,600	8,229	7,836

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,871)	(2,874)	(5,726)	(5,273)
Change in accrued expenses related to capital expenditures	(85)	320	(162)	47
Other, net	(243)	(67)	(285)	(199)
Net cash flows from investing activities	(3,199)	(2,621)	(6,173)	(5,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	4,394	3,723	11,610	5,116
Borrowings of equipment installment plan financing facility	—	112	148	233
Repayments of long-term debt	(4,609)	(3,184)	(12,108)	(4,793)
Payments for debt issuance costs	—	(1)	(30)	(1)
Purchase of treasury stock	(852)	(1,451)	(1,878)	(2,253)
Proceeds from exercise of stock options	11	2	13	19
Purchase of noncontrolling interest	—	(232)	—	(252)
Distributions to noncontrolling interest	(20)	(121)	(22)	(124)
Other, net	327	(44)	212	(213)
Net cash flows from financing activities	(749)	(1,196)	(2,055)	(2,268)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(23)	(217)	1	143
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	622	866	598	506
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$599	$649	$599	$649

CASH PAID FOR INTEREST	$1,439	$1,444	$2,506	$2,439

As of June 30, 2026, March 31, 2026, December 31, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, cash, cash equivalents and restricted cash includes $90 million, $105 million, $121 million, $43 million, $70 million and $47 million of restricted cash included in prepaid expenses and other current assets in the consolidated balance sheets, respectively.

Addendum to Charter Communications, Inc. Second Quarter 2026 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS
(in thousands, except per customer and penetration data)

	Approximate as of
	June 30, 2026 (d)	March 31, 2026 (d)	December 31, 2025 (d)	June 30, 2025 (d)
Footprint
Estimated Passings (e)	58,981	58,661	58,399	57,540
Customer Relationships (f)
Residential	29,276	29,452	29,609	29,819
Small Business	2,223	2,231	2,237	2,241
Total Customer Relationships	31,499	31,683	31,846	32,060

Residential	(176)	(157)	(125)	(95)
Small Business	(8)	(6)	(2)	(5)
Total Customer Relationships Quarterly Net Additions	(184)	(163)	(127)	(100)

Total Customer Relationship Penetration of Estimated Passings (g)	53.4%	54.0%	54.5%	55.7%

Monthly Residential Revenue per Residential Customer (h)	$117.52	$118.44	$117.19	$119.70
Monthly Small Business Revenue per Small Business Customer (i)	$165.27	$162.71	$159.85	$162.91
Residential Customer Relationships Penetration (j)
One Product Penetration	47.4%	47.7%	48.0%	48.7%
Two Product Penetration	35.1%	34.8%	34.5%	33.8%
Three or More Product Penetration	17.6%	17.5%	17.5%	17.5%
Connectivity (k)
Residential	28,306	28,446	28,563	28,705
Small Business	2,069	2,074	2,077	2,076
Total Connectivity Customers	30,375	30,520	30,640	30,781

Residential	(140)	(117)	(95)	(53)
Small Business	(5)	(3)	—	(4)
Total Connectivity Quarterly Net Additions	(145)	(120)	(95)	(57)
Internet
Residential	27,358	27,524	27,641	27,868
Small Business	2,030	2,036	2,039	2,040
Total Internet Customers	29,388	29,560	29,680	29,908

Residential	(166)	(117)	(119)	(111)
Small Business	(6)	(3)	—	(5)
Total Internet Quarterly Net Additions	(172)	(120)	(119)	(116)
Mobile Lines (l)
Residential	12,099	11,714	11,370	10,502
Small Business	441	420	396	354
Total Mobile Lines	12,540	12,134	11,766	10,856

Residential	385	344	406	471
Small Business	21	24	22	20
Total Mobile Lines Quarterly Net Additions	406	368	428	491
Video (m)
Residential	12,010	12,021	12,072	12,087
Small Business	514	524	533	544
Total Video Customers	12,524	12,545	12,605	12,631

Residential	(11)	(51)	49	(73)
Small Business	(10)	(9)	(5)	(7)
Total Video Quarterly Net Additions	(21)	(60)	44	(80)
Voice
Residential	4,494	4,665	4,832	5,161
Small Business	1,200	1,207	1,214	1,225
Total Voice Customers	5,694	5,872	6,046	6,386
Mid-Market & Large Business (n)
Mid-Market & Large Business Primary Service Units ("PSUs")	364	360	357	350
Mid-Market & Large Business Quarterly Net Additions	4	3	3	6

See footnotes on page 7.
Addendum to Charter Communications, Inc. Second Quarter 2026 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CAPITAL EXPENDITURES
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Customer premise equipment (o)	$654	$593	$1,322	$1,066
Scalable infrastructure (p)	336	371	646	664
Upgrade/rebuild (q)	657	457	1,332	852
Support capital (r)	494	425	884	785
Capital expenditures, excluding line extensions	2,141	1,846	4,184	3,367

Subsidized rural construction line extensions	390	543	816	1,010
Other line extensions	340	485	726	896
Total line extensions (s)	730	1,028	1,542	1,906
Total capital expenditures	$2,871	$2,874	$5,726	$5,273

Capital expenditures included in total related to:
Commercial services	$293	$324	$579	$597
Subsidized rural construction initiative (t)	$391	$545	$818	$1,013
Mobile	$70	$59	$129	$112
Transition (b)	$34	$—	$37	$—

See footnotes on page 7.

Addendum to Charter Communications, Inc. Second Quarter 2026 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
FOOTNOTES

(a)Adjusted EBITDA is defined as net income attributable to Charter shareholders plus net income attributable to noncontrolling interest, net interest expense, income taxes, depreciation and amortization, stock compensation expense, other (income) expenses, net and other operating (income) expenses, net such as special charges, merger and acquisition costs and (gain) loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our businesses as well as other non-cash or special items, and is unaffected by our capital structure or investment activities. Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.
(b)Transition represents incremental costs incurred to prepare for the integration of Cox Communications’ operations and to bring systems and processes into a uniform operating structure.
(c)Other expense excludes stock compensation expense. Total operating costs and expenses excludes stock compensation expense, depreciation and amortization and other operating (income) expenses, net.
(d)We calculate the aging of customer accounts based on the monthly billing cycle for each account in accordance with our collection policies. On that basis, at June 30, 2026, March 31, 2026, December 31, 2025 and June 30, 2025, customers included approximately 84,000, 87,600, 82,300 and 99,400 customers, respectively, whose accounts were over 60 days past due, approximately 10,100, 7,800, 9,700 and 11,600 customers, respectively, whose accounts were over 90 days past due and approximately 13,400, 13,600, 13,600 and 18,900 customers, respectively, whose accounts were over 120 days past due.
(e)Passings represent our estimate of the number of units, such as single family homes, apartment and condominium units and small business and mid-market & large business sites passed by our cable distribution network in the areas where we offer the service indicated. These estimates are based upon the information available at this time and are updated for all periods presented when new information becomes available.
(f)Customer relationships include the number of customers that receive one or more levels of service, encompassing Internet, mobile, video and voice services, without regard to which service(s) such customers receive. Customers who reside in residential multiple dwelling units ("MDUs") and that are billed under bulk contracts are counted based on the number of billed units within each bulk MDU. Total customer relationships exclude mid-market & large business customer relationships.
(g)Penetration represents residential and small business customers as a percentage of estimated passings.
(h)Monthly residential revenue per residential customer is calculated as total residential quarterly revenue divided by three divided by average residential customer relationships during the respective quarter.
(i)Monthly small business revenue per small business customer is calculated as total small business quarterly revenue divided by three divided by average small business customer relationships during the respective quarter.
(j)One product, two product and three or more product penetration represents the number of residential customers that subscribe to one product, two products or three or more products, respectively, as a percentage of residential customer relationships.
(k)Connectivity customers represent all customers receiving our Internet and/or mobile connectivity services.
(l)Mobile lines include phones and tablets which require one of our standard rate plans (e.g., "Unlimited" or "By the Gig"). Mobile lines exclude wearables and other devices that do not require standard phone rate plans.
(m)Video customers only include customers that purchase Spectrum traditional or streaming linear video packages and exclude customers that only purchase streaming applications.
(n)Mid-market & large business PSUs represents the aggregate number of fiber service offerings counting each separate service offering at each customer location as an individual PSU.
(o)Customer premise equipment includes equipment and devices located at the customer's premise used to deliver our Internet, video and voice services (e.g., modems, routers and set-top boxes), as well as installation costs.
(p)Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers or provide service enhancements (e.g., headend equipment).
(q)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including our network evolution initiative.
(r)Support capital includes costs associated with the replacement or enhancement of non-network assets (e.g., back-office systems, non-network equipment, land and buildings, vehicles, tools and test equipment).
(s)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(t)The subsidized rural construction initiative subcategory includes projects for which we are receiving subsidies from federal, state and local governments, excluding customer premise equipment and installation.
Addendum to Charter Communications, Inc. Second Quarter 2026 Earnings Release